US BIODEFENSE, INC. 2006 QUALIFIED STOCK OPTION PLAN EFFECTIVE AS OF April 26, 2006

1. Purposes of the Plan.

The purposes of this Plan are:

(1) to attract and retain the best available personnel for positions of substantial responsibility,

(2) to provide additional incentive to certain Employees and Consultants, and

(3) to promote the success of the Company's business.

All Options granted under the Plan shall be statutory Stock Options.

2. Definitions.

As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means a committee of Directors appointed by the Board in accordance with Section
4 of the Plan.

(f) "Common Stock" means the common stock of the Company.

(g) "Company" means Energy River Corporation, a Nevada corporation.

(h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or
Subsidiary to render services to such entity.

(i) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j) "Employee" means any person employed by the Company or any Parent or Subsidiary of the
Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq
Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in
The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall
Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock
Option.

(o) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) "Option" means a statutory Stock Option granted pursuant to the Plan.

(r) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(t) "Optioned Stock" means the Common Stock subject to an Option.

(u) "Optionee" means the holder of an outstanding Option granted under the Plan.

(v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section
424(e) of the Code.

(w) "Plan" means this US Biodefense 2006 Qualified Stock Option Plan.

(x) "Section 16(b)" means Section 16(b) of the Exchange Act.

(y) "Service Provider" means an Employee or Consultant.

(z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the
Plan.

(aa) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in
Section 424(f) of the Code.

3. Stock Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan shall be 10,000,000.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a
Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any
Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any
Option or the shares of Common Stock relating thereto, based in each case on such factors as the
Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair
Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair
Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5. Eligibility.

Options may be granted only to Service Providers who are not, at the time of grant, "directors" within the meaning of the rules of The Nasdaq Stock Market, unless such directors then are also Employees of the Company; provided, however, that no Options may be granted to "officers" of the Company (within the meaning of the rules of The Nasdaq Stock Market) if, immediately after giving effect to the grant of such Options to an officer or officers, (i) the percentage of then outstanding options granted to officers exceeds the percentage of then outstanding options granted to Employees who are not officers of the
Company or (ii) the percentage of options granted to all current and former officers since adoption of the
Plan exceeds the percentage of Options granted to all current and former Employees who are not officers of the Company since the adoption of the Plan.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as a statutory Stock Option.

(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective on April 26, 2006. It shall continue in effect for a term of one (1) year unless terminated earlier under Section 14 of the Plan.

8. Term of Option.

The term of each Option shall be stated in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an
Option shall be determined by the Administrator.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market
Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the
Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and
(ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option
Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the
Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the
Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.
The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the
Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service
Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's
Disability, the Optionee may exercise his or her Option within such period of time as is specified in the
Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the
Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the
Option shall remain exercisable for twelve (12) months following the Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the
Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the
Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or
Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Non-Transferability of Options.

Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the
Administrator makes an Option transferable, such Option shall contain such additional terms and conditions, as the Administrator deems appropriate.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of
Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the
Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common
Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the
Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned
Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the
Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned
Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its
Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13. Date of Grant.

The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator.
Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the
Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.
Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any
Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such
Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of
Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Stockholder Approval.

The Plan shall not be subject to approval by the stockholders of the Company.

US BIODEFENSE, INC.
2006 QUALIFIED STOCK OPTION PLAN
CALIFORNIA SUPPLEMENT

Pursuant to Section 14(a) of the 2006 Qualified Stock Option Plan Effective as of April 26, 2006 (the
“Plan”), the Board of Directors (the “Board”) of US Biodefense, Inc. (the “Company”) has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations
Code.

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a "California Participant") shall be subject to the following additional limitations, terms and conditions:

1. Additional Limitations on Options.

(a) Minimum Vesting Rate. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The vesting provisions of individual Options may vary. Options granted to officers, directors, consultants or advisors of the Company or its affiliates may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company. Options granted to an Employee who is not an officers, directors, consultants or advisors of the Company or its affiliates shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%)
per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment.

(b) Minimum Exercise Price. The exercise price of Options granted to California Participants may not be less than 85% of the Fair Market Value of the Common Stock on the date of grant in the case of a Nonstatutory
Stock Option or less than 100% of the Fair Market Value of the Common Stock on the date of grant in the case of an Incentive Stock Option; provided, however, that if the California Participant is a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.

(c) Maximum Duration of Options. No Options granted to California Participants will be granted for a term in excess of 10 years.

(d) Minimum Exercise Period Following Termination. Unless a California Participant's employment is terminated for cause (as defined by applicable law), in the event of termination of employment of such
Participant, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (I) at least six months from the date of termination, if termination was caused by such Participant's death or "permanent and total disability"
(within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant's death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code).

(e) Limitation on Repurchase Rights. If an Option granted to a California Participant gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.41(k) of the
California Code of Regulations.

2. Additional Limitations for Restricted Stock Awards.

(a) Minimum Purchase Price. The purchase price for a Restricted Stock Award granted to a California
Participant shall be not less than 85% of the Fair Market Value of the Common Stock at the time such
Participant is granted the right to purchase shares under the Plan or at the time the purchase is consummated;
provided, however, that if such Participant is a person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations, the purchase price shall be not less than 100% of the Fair Market Value of the Common Stock at the time such
Participant is granted the right to purchase shares under the Plan or at the time the purchase is consummated.

(b) Limitation of Repurchase Rights. If a Restricted Stock Award granted to a California Participant gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section
260.140.42(h) of the California Code of Regulations.

3. Additional Limitations on Transferability of Awards. Except as provided in the next sentence, Awards granted to California Participants shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of such Participant, shall be exercisable only by such Participant.
Notwithstanding the foregoing, the Board may, in the case of Nonstatutory Stock Options, allow them to be transferred to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "immediate family" as that term is defined in Rule 16a-1(e) under the Exchange Act.

4. Additional Requirement to Provide Information to California Participants. The Company shall provide to each California Participant and to each California Participant who acquires Common Stock pursuant to the
Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The
Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

5. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the
Company's stockholders within 12 months before or after the date the Plan was adopted by the Board.

6. Additional Limitations Relating to Definition of Fair Market Value. For purposes of Section 1(b) and 2(a)
of this supplement, "Fair Market Value" shall be determined in a manner not inconsistent with Section
260.140.50 of the California Code of Regulations.

7. Additional Limitations Relating to Termination. The Plan shall be in effect not more than 10 years from the date the Plan is adopted or the date the Plan is approved by the security holders, whichever is earlier.
Furthermore, any consulting agreement entered into shall be in effect not more than 10 years from the date the agreement is entered into or the date the agreement is approved by the security holders, whichever is earlier.

8. Additional Information. The Company shall annually deliver financial statements of the Company to all optionees to whom such delivery is required by Section 260.140.46 of the California Code of Regulations, or
successor statute or regulation.

9. Voting Rights. The Company will comply with Section 260.140.1 of Title 10 of the California Code of
Regulations with respect to the voting rights of Stock.